Exhibit 99

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C Section 1350, and accompanies the quarterly report on Form 10Q (the “Form 10Q”) for the quarter ended June 30, 2002 of Taitron Components Incorporated (the “Issuer”).

I, Stewart Wang, the Chief Executive Officer of Issuer, certify that to the best of my knowledge:

(i)	the Form 10Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and:

(ii)	the information contained in the Form 10Q fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

Dated August 12, 2002.
/s/ Stewart Wang

Exhibit 99 - Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C Section 1350, and accompanies the quarterly report on Form 10Q (the “Form 10Q”) for the quarter ended June 30, 2002 of Taitron Components Incorporated (the “Issuer”).

I, Steven Dong, the Chief Financial Officer of Issuer, certify that to the best of my knowledge:

(i)	the Form 10Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and:

(ii)	the information contained in the Form 10Q fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

Dated August 12, 2002.
/s/ Steven Dong